News Release
International Paper Reports 2014 Fourth-Quarter and Full Year Earnings
$2.1B Full-Year Free Cash Flow and $3.1B Cash from Ops Driven by Record Industrial Packaging EBITDA
Solid Fourth Quarter Earnings Tempered by Non-Cash FX Charge at Ilim JV

MEMPHIS, Tenn. – January 28, 2015 – International Paper (NYSE: IP) today reported full-year 2014 net earnings attributable to common shareholders totaling $555 million ($1.29 per share) compared with $1.4 billion ($3.11 per share) in full-year 2013. In the fourth quarter 2014, the Company reported net earnings of $134 million ($0.32 per share) compared with $436 million ($0.98 per share) in the fourth quarter of 2013. Fourth quarter 2014 earnings included a $0.40 per share non-cash foreign exchange charge as described below. Amounts in all periods include the impact of special items, non-operating pension expense and discontinued operations.
Diluted Earnings Per Share Attributable to International Paper Shareholders

	Fourth Quarter 2014	Fourth Quarter 2013	Full-Year 2014	Full-Year 2013
Net Earnings	$0.32	$0.98	$1.29	$3.11
Less – Discontinued Operations (Gain) Loss	0.02	0.80	0.02	0.69
Net Earnings (Loss) from Continuing Operations	0.34	1.78	1.31	3.80
Add Back – Net Special Items Expense	0.12	(1.08)	1.39	(1.18)
Add Back – Non-Operating Pension Expense	0.07	0.11	0.30	0.44
Operating Earnings*	$0.53	$0.81	$3.00	$3.06

*	Operating Earnings is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense.
Full-year 2014 Operating Earnings were $1.3 billion ($3.00 per share) compared with $1.4 billion ($3.06 per share) in 2013. Operating Earnings in the fourth quarter of 2014 totaled $227 million ($0.53 per share) compared with $359 million ($0.81 per share) in the fourth quarter of 2013.
Annual sales totaled $23.6 billion in 2014 compared with $23.5 billion in 2013. Quarterly net sales were $5.9 billion in the fourth quarter of 2014 compared with $5.8 billion in the fourth quarter of 2013.
Full-year 2014 business segment operating profits were $2.8 billion compared with $2.6 billion in 2013. Business segment operating profits in the fourth quarter of 2014 were $694 million, compared with $661 million in the fourth quarter of 2014.
“International Paper delivered record cash from operations through strong performance by the North American Industrial Packaging group,” said Mark Sutton, Chairman and Chief Executive Officer. "As we enter 2015, a strengthening North American economy is helping to offset a global environment that remains challenged. With our focus on execution, IP expects to deliver another year of earnings growth and strong free cash flow.”
SEGMENT INFORMATION
The performance of the Company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Fourth quarter 2014 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the fourth quarter of 2014 were $484 million ($379 million including special items) compared with $569 million ($527 million including special items) in the third quarter of 2014. The earnings decrease was largely due to higher planned maintenance outage expenses, lower export prices and higher operating expenses. North America's box business ended the quarter with the strongest seasonal demand since 2010.
Printing Papers operating profits were $155 million ($148 million including special items) in the fourth quarter of 2014 versus $192 million ($177 million including special items) in the third quarter of 2014. In the U.S., the earnings decrease was primarily driven by higher annual maintenance outage expenses for paper, while pulp earnings benefited from fewer annual maintenance outages. In Brazil, volume and mix improved quarter over quarter reflecting seasonal improvements, but were more than offset by higher operating and maintenance outage expenses. In Europe, despite challenging market conditions, volumes were higher. Europe's results were additionally impacted by higher costs.

Consumer Packaging operating profits were $55 million ($51 million including special items) in the fourth quarter of 2014 compared with $79 million ($77 million including special items) in the third quarter of 2014. North American coated paperboard earnings decreased due to lower sales volume and higher planned annual maintenance spending, which was partially offset by improved input costs. Revenue and volume for IP's foodservice business were at record levels.

International Paper recorded an Ilim joint venture equity loss of $136 million in the fourth quarter of 2014 compared with an equity loss of $70 million in the third quarter of 2014. With respect to Ilim’s U.S. dollar denominated net debt, the Company recognized a non-cash after-tax foreign exchange loss of $171 million in the fourth quarter of 2014 ($0.40 per share), compared with an after-tax loss of $82 million in the third quarter of 2014, largely due to foreign exchange movement in the U.S. dollar versus the Russian ruble. Operating earnings improved quarter over quarter, reflecting higher sales volumes, strong operations and margin expansion.
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, for the 2014 fourth quarter were $35 million compared with $3 million in the third quarter of 2014. Corporate expenses reflect $21 million for a non-cash foreign exchange charge related to administrative restructuring of some international entities.
EFFECTIVE TAX RATE
The effective tax rate before special items and non-operating pension expense for the fourth quarter of 2014 was 30.5%, compared with an effective tax rate of 30.5% in the third quarter of 2014. The 2014 full year rate was 31% compared with 26% for the 2013 full year.
EFFECTS OF SPECIAL ITEMS
Special items in the fourth quarter of 2014 included a net pre-tax loss of $16 million ($10 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were pre-tax charges of $7 million ($4 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $4 million ($3 million after taxes) for costs related to our Brazil Packaging business, and pre-tax charges of $5 million ($3 million after taxes) for other items. Also included in special items were a pre-tax charge of $47 million ($36 million after taxes) for a loss on the sale of a business by ASG, in which we hold an investment, and the resulting impairment of our ASG investment, a pre-tax gain of $9 million ($5 million after taxes) for the sale of an investment, a charge of $100 million (before and after taxes) for the impairment of goodwill in the Company's Asia Industrial Packaging business, a tax benefit of $90 million related to an internal restructuring and a charge of $1 million (before and after taxes) for other items.
Special items in the third quarter of 2014 included a net pre-tax loss of $24 million ($15 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, pre-tax charges of $3 million ($2 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $5 million ($3 million after taxes) for costs associated with the restructuring of our European Packaging business and pre-tax charges of $3 million ($2 million after taxes) for other items. Also included in special items were a pre-tax charge of $35 million ($21 million after taxes) for a multi-employer pension plan withdrawal liability, a pre-tax charge of $32 million ($17 million after taxes) related to a foreign tax amnesty program, a gain of $20 million (before and after taxes) related to the resolution of a legal contingency in India, charges of $1 million (before and after taxes) for integration costs related to the Temple-Inland acquisition and a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously taken state tax credits.

Special items in the fourth quarter of 2013 included a net pre-tax loss of $69 million ($44 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $67 million ($41 million after taxes) for costs associated with the closure of our Courtland, Alabama mill and a net pre-tax charge of $2 million ($3 million after taxes) for other items. Special items also included pre-tax charges of $12 million ($7 million after taxes) for integration costs related to the Temple-Inland acquisition, a pre-tax charge of $127 million ($119 million after a $5 million tax benefit and a gain of $3 million related to non-controlling interest) for the impairment of goodwill and a trade name intangible asset of the Company's India Papers business and a pre-tax charge of $2 million ($1 million after taxes) for other items. In addition, a tax benefit of $651 million related to the closing of a U.S. federal income tax audit and a net tax benefit of $3 million for other tax items were recorded.
DISCONTINUED OPERATIONS
As a result of the July 1, 2014 spin-off of the xpedx business, all current and prior year amounts have been adjusted to reflect xpedx as a discontinued operation. Previously reported information regarding the Distribution reportable segment has been excluded as this reportable segment was comprised solely of the xpedx business.
Discontinued operations in the fourth quarter of 2014 included a loss of $14 million ($9 million after taxes) related to the divestiture of the Building Products business. Discontinued operations in the third quarter of 2014 included a gain of $11 million ($14 million after taxes) for the recovery of costs related to the July 1, 2014 spin-off of our xpedx business and a tax benefit of $2 million related to the divestiture of the Building Products business. Discontinued operations in the fourth quarter of 2013 included the operating earnings of the xpedx businesses, a pre-tax charge of $400 million ($366 million after taxes) for the impairment of goodwill of the xpedx business, pre-tax charges of $8 million ($5 million after taxes) for costs associated with the spin-off of the xpedx business, a pre-tax gain of $18 million ($11 million after taxes) related to the divestiture of the Building Products business and charges of $2 million ($1 million after taxes) for other items.
EARNINGS WEBCAST
The company will hold a webcast to review earnings at 9:00 a.m. ET / 8:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper fourth-quarter and full year earnings call. The conference ID number is 52953212. Participants should call in no later than 8:45 a.m. ET (7:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687 and when prompted for the conference ID, enter 52953212.
About International Paper
International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging along with uncoated papers and pulp. Headquartered in Memphis, Tenn., the company employs approximately 58,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2014 were $24 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; and (vii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2014		2013		2014		2014		2013
Net Sales	$5,943		$5,848		$6,051		$23,617		$23,483
Costs and Expenses
Cost of products sold	4,105		4,040		4,055	(n)	16,254	(n)	16,282	(w)
Selling and administrative expenses	462	(a)	444	(g)	467	(o)	1,793	(s)	1,796	(x)
Depreciation, amortization and cost of timber harvested	346		367		358		1,406		1,531	(y)
Distribution expenses	384		386		394		1,521		1,583
Taxes other than payroll and income taxes	43		40		43		180		178
Restructuring and other charges	16	(b)	69	(h)	24	(p)	846	(t)	156	(z)
Net losses on sales and impairment of businesses	38	(c)	2	(i)	—		38	(c)	3	(aa)
Impairment of goodwill and other intangibles	100	(d)	127	(j)	—		100	(d)	127	(j)
Net bargain purchase gain on acquisition of business	—		—		—		—		(13)	(ab)
Interest expense, net	142		134		158	(q)	607	(q)	612	(ac)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	307	(a-d)	239	(g-j)	552	(n-q)	872	(c,d,n,q,s,t)	1,228	(j,w-ac)
Income tax provision (benefit)	34	(e)	(559)	(k)	147		123	(u)	(498)	(ad)
Equity earnings (loss), net of taxes	(136)		(9)		(72)		(200)		(39)
Earnings (Loss) From Continuing Operations	137	(a-e)	789	(g-k)	333	(n-q)	549	(c,d,n,q,s-u)	1,687	(j,w-ad)
Discontinued operations, net of taxes	(9)	(f)	(359)	(l)	16	(r)	(13)	(v)	(309)	(ae)
Net Earnings (Loss)	128	(a-f)	430	(g-l)	349	(n-r)	536	(c,d,n,q,s-v)	1,378	(j,w-ae)
Less: Net earnings (loss) attributable to noncontrolling interests	(6)		(6)	(m)	(6)		(19)		(17)
Net Earnings (Loss) Attributable to International Paper Company	$134	(a-f)	$436	(g-m)	$355	(n-r)	$555	(c,d,n,q,s-v)	$1,395	(j,m,w-ae)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.34	(a-e)	$1.80	(g-k,m)	$0.80	(n-q)	$1.33	(c,d,n,q,s-u)	$3.85	(j,m,w-ad)
Discontinued operations	(0.02)	(f)	(0.81)	(l)	0.04	(r)	(0.03)	(v)	(0.70)	(ae)
Net earnings (loss)	$0.32	(a-f)	$0.99	(g-m)	$0.84	(n-r)	$1.30	(c,d,n,q,s-v)	$3.15	(j,m,w-ae)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.34	(a-e)	$1.78	(g-k,m)	$0.79	(n-q)	$1.31	(c,d,n,q,s-u)	$3.80	(j,m,w-ad)
Discontinued operations	(0.02)	(f)	(0.80)	(l)	0.04	(r)	(0.02)	(v)	(0.69)	(ae)
Net earnings (loss)	$0.32	(a-f)	$0.98	(g-m)	$0.83	(n-r)	$1.29	(c,d,n,q,s-v)	$3.11	(j,m,w-ae)
Average Shares of Common Stock Outstanding - Diluted	424.9		445.3		428.6		432.0		448.1
Cash Dividends Per Common Share	$0.4000		$0.3500		$0.3500		$1.4500		$1.2500
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$143	(a-e)	$795	(g-k,m)	$339	(n-q)	$568	(c,d,n,q,s-u)	$1,704	(j,m,w-ad)
Discontinued operations, net of tax	(9)	(f)	(359)	(l)	16	(r)	(13)	(v)	(309)	(ae)
Net earnings	$134	(a-f)	$436	(g-m)	$355	(n-r)	$555	(c,d,n,q,s-v)	$1,395	(j,m,w-ae)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a charge of $1 million (before and after taxes) for integration costs associated with the acquisition of Temple-Inland.

(b)
Includes a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $4 million ($3 million after taxes) for integration costs associated with our Brazil Packaging business, and a net pre-tax charge of $5 million ($3 million after taxes) for other items.

(c)
Includes a pre-tax charge of $47 million ($36 million after taxes) for a loss on the sale of a business by ASG, in which we hold an investment, and the resulting impairment of our ASG investment, and a pre-tax gain of $9 million ($5 million after taxes) related to the sale of an investment.

(d)	Includes a charge of $100 million (before and after taxes) for a goodwill impairment charge related to our Asia Industrial Packaging business.

(e)	Includes a tax benefit of $90 million associated with internal restructuring.

(f)	Includes a pre-tax loss of $14 million ($9 million after taxes) related to the Building Products divestiture.

(g)	Includes a pre-tax charge of $12 million ($7 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(h)
Includes a pre-tax charge of $67 million ($41 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $4 million ($3 million after taxes) for costs associated with the restructuring of the Asia Box operations, and a net pre-tax gain of $2 million ($0 million after taxes) for other items.

(i)	Includes a pre-tax charge of $2 million ($1 million after taxes) for an adjustment associated with the Company's divestiture of the Shorewood operations.

(j)	Includes a pre-tax charge of $127 million ($122 million after taxes) for the impairment of goodwill and a trade name intangible asset of the Company's India Papers business.

(k)	Includes a tax benefit of $651 million associated with the closing of a U.S. federal tax audit and a net tax benefit of $3 million for other items.

(l)
Includes the operating earnings of the xpedx business, a pre-tax charge of $400 million ($366 million after taxes) for the impairment of goodwill of the xpedx business, a pre-tax gain of $18 million ($11 million after taxes) related to the divestiture of the Building Products business, a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the spin-off of the xpedx business, and charges of $2 million ($1 million after taxes) for other items.

(m)	Includes pre-tax noncontrolling interest income of $4 million ($3 million after taxes) associated with the write-off of a trade name intangible asset in our India Papers business.

(n)	Includes a pre-tax charge of $5 million ($3 million after taxes) for a refund of previously claimed state tax credits.

(o)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of $24 million ($13 million after taxes) for costs associated with a foreign tax amnesty program and charges of $1 million (before and after taxes) for other items.

(p)
Includes a pre-tax charge of $13 million ($8 million after taxes) for debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the restructuring of the Company's Packaging business in Europe, and a net pre-tax loss of $3 million ($2 million after taxes) for other items.

(q)
Includes interest income of $2 million (before and after taxes) associated with the resolution of a legal contingency in India, and a pre-tax expense of $8 million ($4 million after taxes) associated with a foreign tax amnesty program.

(r)
Includes a net pre-tax gain of $11 million ($14 million after taxes) for the recovery of costs related to the spin-off of the xpedx business and a $2 million tax benefit associated with the Building Products divestiture.

(s)
Includes a gain of $18 million (before and after taxes) for the resolution of a legal contingency in India, a pre-tax charge of $35 million ($21 million after taxes) for costs associated with a multi-employer pension plan withdrawal liability, a pre-tax charge of $24 million ($13 million after taxes) for costs associated with a foreign tax amnesty program, and a pre-tax charge of $16 million ($10 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(t)
Includes a pre-tax charge of $276 million ($169 million after taxes) for debt extinguishment costs, a pre-tax charge of $554 million ($338 million after taxes) for costs associated with the shutdown of our Courtland mill, and a pre-tax charge of $16 million ($11 million after taxes) for other items.

(u)	Includes a tax expense of $10 million associated with a state legislative change, a tax benefit of $90 million associated with internal restructuring, and a tax benefit of $1 million for other items.

(v)
Includes the operating earnings of the xpedx business through the date of the spin-off on July 1, 2014, net pre-tax charges of $24 million ($16 million after taxes) for costs associated with the spin-off of the xpedx business, pre-tax charges of $1 million (a gain of $1 million after taxes) for costs associated with the restructuring of xpedx and pre-tax charges of $16 million ($9 million after taxes) associated with the Building Products divestiture.

(w)	Includes a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company's property in Cass Lake, Minnesota.

(x)	Includes a pre-tax charge of $62 million ($38 million after taxes) for integration costs associated with the acquisition of Temple-Inland.

(y)	Includes a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value.

(z)
Includes a pre-tax charge of $25 million ($16 million after taxes) for debt extinguishment costs, pre-tax charges of $118 million ($72 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, and a net pre-tax gain of $2 million (a loss of $1 million after taxes) for other items

(aa)
Includes a pre-tax charge of $2 million ($1 million after taxes) for an adjustment associated with the Company's divestiture of the Shorewood operations, a pre-tax charge of $2 million ($1 million after taxes) for costs associated with the divestiture of three containerboard mills in 2012 and a gain of $1 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.

(ab)	Includes a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.

(ac)	Includes interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.

(ad)
Includes a tax benefit of $744 million associated with the closings of U.S. federal tax audits, a tax benefit of $31 million for an income tax reserve release, and a net tax loss of $1 million for other items. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013, and the third quarter tax rate includes a $30 million benefit related to the adjustment of the tax basis in certain of the Company's fixed assets.

(ae)
Includes the operating results of the xpedx business for the full year and for the Building Products business through the date of sale in July 2013. Also includes pre-tax charges of $23 million ($19 million after taxes) for expenses associated with the divestiture of the Building Products business, pre-tax charges of $32 million ($19 million after taxes) for costs associated with the restructuring of the xpedx business, pre-tax charges of $22 million ($14 million after taxes) for costs associated with the spin-off of the xpedx business, a pre-tax goodwill impairment charge of $400 million ($366 million after taxes) related to our xpedx business.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Earnings to Net Earnings
Attributable to International Paper Company
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2014		2013		2014		2014		2013
Operating Earnings	$227		$359		$409		$1,296		$1,373
Non-Operating Pension	(32)		(47)		(33)		(129)		(197)
Special Items	(52)	(a)	483	(b)	(37)	(c)	(599)	(d)	528	(e)
Earnings (Loss) from Continuing Operations, including non-controlling interest	143		795		339		568		1,704
Discontinued operations	(9)	(f)	(359)	(g)	16	(h)	(13)	(i)	(309)	(j)
Net Earnings (Loss) as Reported Attributable to International Paper Company	$134		$436		$355		$555		$1,395

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
Diluted Earnings per Common Share	2014		2013		2014		2014		2013
Operating Earnings Per Share	$0.53		$0.81		$0.95		$3.00		$3.06
Non-Operating Pension	(0.07)		(0.11)		(0.08)		(0.30)		(0.44)
Special Items	(0.12)		1.08		(0.08)		(1.39)		1.18
Continuing Operations	0.34		1.78		0.79		1.31		3.80
Discontinued operations	(0.02)		(0.80)		0.04		(0.02)		(0.69)
Diluted Earnings per Common Share as Reported	$0.32		$0.98		$0.83		$1.29		$3.11
Notes:

(a)	See footnotes (a) - (e) on the Consolidated Statement of Operations

(b)	See footnotes (g) - (k), (m) on the Consolidated Statement of Operations

(c)	See footnotes (n) - (q) on the Consolidated Statement of Operations

(d)	See footnotes (c), (d), (n), (q), (s), (t), (u) on the Consolidated Statement of Operations

(e)	See footnotes (j), (w) - (ad) on the Consolidated Statement of Operations

(f)	See footnote (f) on the Consolidated Statement of Operations

(g)	See footnote (l) on the Consolidated Statement of Operations

(h)	See footnote (r) on the Consolidated Statement of Operations

(i)	See footnote (v) on the Consolidated Statement of Operations

(j)	See footnote (ae) on the Consolidated Statement of Operations

(1)
The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Industry Segment
Preliminary and Unaudited
(In Millions)
Sales by Industry Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2014		2013		2014		2014		2013
Industrial Packaging	$3,697		$3,715		$3,754		$14,944		$14,810
Printing Papers	1,440		1,570		1,453		5,720		6,205
Consumer Packaging	855		865		876		3,403		3,435
Corporate and Inter-segment Sales	(49)		(302)		(32)		(450)		(967)
Net Sales	$5,943		$5,848		$6,051		$23,617		$23,483
Operating Profit by Industry Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2014		2013		2014		2014		2013
Industrial Packaging	$379	(a)	$473	(d)	$527	(a)	$1,896	(a)	$1,801	(d)
Printing Papers	148	(b)	(47)	(e)	177	(b)	(16)	(b)	271	(e)
Consumer Packaging	51	(c)	30	(f)	77	(c)	178	(c)	161	(f)
Operating Profit	578		456		781		2,058		2,233
Interest expense, net	(142)		(134)		(152)	(g)	(601)	(g)	(612)	(h)
Noncontrolling interest/equity earnings adjustment (i)	(2)		0		(2)		(2)		1
Corporate items, net	(35)		(4)		(3)		(51)		(61)
Restructuring and other charges	(1)		(1)		(18)		(282)		(10)
Gain (loss) on sales/ impairment of businesses	(38)		—		—		(38)		—
Non-operating pension expense	(53)		(78)		(54)		(212)		(323)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$307		$239		$552		$872		$1,228
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$(136)		$(12)		$(70)		$(194)		$(46)

(a)
Includes a charge of $100 million for the three months and twelve months ended December 31, 2014 for a goodwill impairment related to our Asia Industrial Packaging operations, charges of $1 million and $1 million for the three months ended December 31, 2014 and September 30, 2014, respectively, and a charge of $16 million for the twelve months ended December 31, 2014 for integration costs associated with the acquisition of Temple-Inland, charges of $4 million for the three months ended December 31, 2014 and a net gain of $1 million for the twelve months ended December 31, 2014 associated with our Brazil Packaging business, a charge of $35 million for the three months and twelve months ended September 30, 2014 and December 31, 2014, respectively, for costs associated with a multi-employer pension plan withdrawal liability, charges of $5 million for the three months and twelve months ended September 30, 2014 and December 31, 2014, respectively, for costs related to the restructuring of our EMEA packaging business, charges of $3 million and $2 million for the three months ended December 31, 2014 and September 30, 2014, respectively, and a charge of $7 million for the twelve months ended December 31, 2014 related to the restructuring of our Asia box operations, and a gain of $3 million and $1 million for the three months ended December 31, 2014 and September 30, 2014, respectively, and a net gain of $4 million for the twelve months ended December 31, 2014 for other items.

(b)
Includes charges of $7 million and $3 million for the three months ended December 31, 2014 and September 30, 2014, respectively, and a charge of $554 million for the twelve months ended December 31, 2014 for costs associated with the shutdown of our Courtland Mill, a gain of $20 million (including $2 million of interest income) for the three months and twelve months ended September 30, 2014 and December 31, 2014, respectively, for the resolution of a legal contingency for India, and charges of $32 million (including $8 million of interest expense) for the three months and twelve months ended September 30, 2014 and December 31, 2014, respectively for costs associated with a foreign tax amnesty program.

(c)
Includes charges of $4 million and $2 million for the three months ended December 31, 2014 and September 30, 2014, respectively, and a charge of $8 million for the twelve months ended December 31, 2014 for costs associated with the Coated Paperboard sheet plant closures.

(d)
Includes charges of $12 million for the three months ended December 31, 2013, and a charge of $62 million for the twelve months ended December 31, 2013 for integration costs associated with the acquisition of Temple-Inland, a gain of $14 million for the twelve months ended December 31, 2013 for a bargain purchase adjustment on the first quarter 2013 acquisition of a majority share of our operations in Turkey, a gain of $9 million for the twelve months ended December 31, 2013 related to the sale of the box plant facility in Bellevue, Washington, charges of $4 million for the three months and twelve months ended December 31, 2013 for costs associated with the restructuring of the Asia Box operations, and a net gain of $3 million for the three months ended December 31, 2013, and a net charge of $5 million for the twelve months ended December 31, 2013 for other items.

(e)
Includes charges of $67 million for the three months ended December 31, 2013, and a charge of $118 million for the twelve months ended December 31, 2013 for costs associated with the shutdown of our Courtland mill, and charges of $127 million, partially offset by $4 million of noncontrolling interest income, for the three months and twelve months ended December 31, 2013 for the impairment of goodwill and a trade name intangible asset of the Company's India Papers business.

(f)
Includes charges of $45 million for the twelve months ended December 30, 2013 for costs associated with the permanent shutdown of a paper machine at our Augusta mill, and charges of $2 million for the three months and twelve months ended December 31, 2013 for costs associated with the divestiture of the Shorewood business.

(g)	Excludes net interest expense of $6 million that is included in the Printing Papers segment operating profit for the three months ended September 30, 2014.

(h)	Includes a gain of $6 million for interest related to the settlement of an IRS tax audit for the twelve months ended December 30, 2013.

(i)
Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
(In millions)

	Three Months Ended December 31, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$484	$155	$55	$694
Special Items (a)	(105)	(7)	(4)	(116)
Operating Profit as Reported	$379	$148	$51	$578

	Three Months Ended December 31, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$486	$143	$32	$661
Special Items (a)	(13)	(190)	(2)	(205)
Operating Profit as Reported	$473	$(47)	$30	$456

	Three Months Ended September 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$569	$192	$79	$840
Special Items (a)	(42)	(15)	(2)	(59)
Operating Profit as Reported	$527	$177	$77	$781

	Twelve Months Ended December 31, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$2,054	$550	$186	$2,790
Special Items (a)	(158)	(566)	(8)	(732)
Operating Profit as Reported	$1,896	$(16)	$178	$2,058

	Twelve Months Ended December 31, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit Before Special Items	$1,849	$512	$208	$2,569
Special Items (a)	(48)	(241)	(47)	(336)
Operating Profit as Reported	$1,801	$271	$161	$2,233

(a)	See footnotes (1) - (3) on Sales and Earnings by Industry Segment

(b)	See footnotes (4) - (6) on Sales and Earnings by Industry Segment

(1)
The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2014	2013	2014	2014	2013
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	2,588	2,556	2,618	10,355	10,393
Containerboard	771	753	755	3,035	3,273
Recycling	609	615	537	2,459	2,379
Saturated Kraft	43	38	49	186	176
Gypsum /Release Kraft	39	44	49	168	157
Bleached Kraft	5	22	7	26	132
EMEA Industrial Packaging	356	346	331	1,379	1,342
Asian Box	113	104	102	408	416
Brazilian Packaging (b)	80	89	76	318	297
Industrial Packaging	4,604	4,567	4,524	18,334	18,565
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	489	604	506	1,968	2,508
European & Russian Uncoated Papers	409	386	362	1,531	1,413
Brazilian Uncoated Papers	320	319	278	1,141	1,150
Indian Uncoated Papers	58	62	58	231	232
Uncoated Papers	1,276	1,371	1,204	4,871	5,303
Market Pulp (c)	464	439	471	1,776	1,711
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	357	368	396	1,486	1,556
European Coated Paperboard	101	87	91	354	355
Asian Coated Paperboard	351	367	332	1,358	1,430
Consumer Packaging	809	822	819	3,198	3,341

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes volumes for Brazil Packaging from date of acquisition in mid-January 2013.

(c)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2014	December 31, 2013
Assets
Current Assets
Cash and Temporary Investments	$1,881	$1,802
Accounts and Notes Receivable, Net	3,083	3,756
Inventories	2,424	2,825
Deferred Income Tax Assets	331	302
Other	240	340
Total Current Assets	7,959	9,025
Plants, Properties and Equipment, Net	12,728	13,672
Forestlands	507	557
Investments	248	733
Financial Assets of Special Purpose Entities	2,145	2,127
Goodwill	3,773	3,987
Deferred Charges and Other Assets	1,324	1,427
Total Assets	$28,684	$31,528
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$742	$661
Accounts Payable and Accrued Liabilities	4,167	4,466
Total Current Liabilities	4,909	5,127
Long-Term Debt	8,631	8,827
Nonrecourse Financial Liabilities of Special Purpose Entities	2,050	2,043
Deferred Income Taxes	3,063	3,765
Pension Benefit Obligation	3,819	2,205
Postretirement and Postemployment Benefit Obligation	396	412
Other Liabilities	553	702
Redeemable Noncontrolling Interest	—	163
Equity
Invested Capital	706	3,659
Retained Earnings	4,409	4,446
Total Shareholders’ Equity	5,115	8,105
Noncontrolling interests	148	179
Total Equity	5,263	8,284
Total Liabilities and Equity	$28,684	$31,528

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2014	2013
Operating Activities
Net earnings (loss)	$536	$1,378
Depreciation, amortization and cost of timber harvested	1,414	1,547
Deferred income tax expense (benefit), net	(135)	146
Restructuring and other charges	881	210
Pension plan contributions	(353)	(31)
Net (gains) losses on sales and impairments of businesses	38	3
Net bargain purchase gain on acquisition of business	—	(13)
Release of tax reserves	—	(775)
Impairment of goodwill and other intangible assets	100	527
Equity (earnings) loss, net	200	39
Periodic pension expense, net	387	545
Other, net	167	(62)
Changes in current assets and liabilities
Accounts and notes receivable	(97)	(134)
Inventories	(103)	(114)
Accounts payable and accrued liabilities	(18)	(110)
Interest payable	(18)	(57)
Other	78	(71)
Cash Provided By (Used For) Operations	3,077	3,028
Investment Activities
Invested in capital projects	(1,366)	(1,198)
Acquisitions, net of cash acquired	—	(505)
Proceeds from divestitures	—	726
Proceeds from spinoff	411	—
Proceeds from sale of fixed assets	61	65
Other	34	85
Cash Provided By (Used For) Investment Activities	(860)	(827)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(1,062)	(512)
Issuance of common stock	66	298
Issuance of debt	1,982	241
Reduction of debt	(2,095)	(845)
Change in book overdrafts	30	(123)
Dividends paid	(620)	(554)
Acquisition of redeemable noncontrolling interest	(114)	—
Debt tender premiums paid	(269)	—
Redemption of securities	—	(150)
Other	(4)	(43)
Cash Provided By (Used for) Financing Activities	(2,086)	(1,688)
Effect of Exchange Rate Changes on Cash	(52)	(13)
Change in Cash and Temporary Investments	79	500
Cash and Temporary Investments
Beginning of the period	1,802	1,302
End of the period	$1,881	$1,802

INTERNATIONAL PAPER COMPANY
Reconciliation of Free Cash Flow
Preliminary and Unaudited
(In millions)

Twelve Months Ended December 31, 2014
Cash provided by operations	$3,077
Adjustments:
Cash invested in capital projects	(1,366)
Cash contribution to pension plan	353
Free Cash Flow	$2,064